                                                                   Exhibit 10.7

                               LICENSE AGREEMENT
                               -----------------

          WHEREAS, Zbylut J. Twardowski (LICENSOR), a citizen of the United States, residing at 304 Devine Court, Columbia, Missouri 65203 is the owner of United States Patent Application No. 07/748,036, filed August 21, 1991 and entitled Artificial Kidney For Frequent (Daily) Hemodialysis; and

          WHEREAS, Aksys Ltd. (LICENSEE), an Illinois corporation located at 816 Fairway, Libertyville, Illinois 60048 wishes to obtain an exclusive license to the invention covered in the above-described patent application;

          NOW, THEREFORE, in consideration of the covenants, undertakings, and agreements herein, LICENSOR and LICENSEE agree as follows:

                                  ARTICLE 1.
                                  ----------

Definitions
- -----------

          1.1 The term "Patent Rights" shall mean the U.S. Patent Application 07/748,036, and any other U.S. or foreign patent application of which LICENSOR is sole or joint inventor which covers the invention described in the above-cited patent Application No. 07/748,036, including continuations, continuations-in-part, divisions, and any letters patent or reissue patent issuing from said applications, and also including any foreign patents covering the same invention of LICENSOR.

          1.2 The term "Licensed Products" means any product which is covered by any of the Patent Rights or is manufactured, used, leased, or sold by LICENSEE under conditions or circumstances which would amount to the infringement, contributory infringement, or inducement of infringement of the Patent Rights in any country of the world.

                                 Article 2.
                                 ----------

Grant of Rights
- ---------------

          2.1 For and in consideration of the covenants under this Agreement including the payments as provided below by LICENSEE to LICENSOR, LICENSOR grants to LICENSEE the worldwide, exclusive right to make, have made, use and sell Licensed Products.

          2.2 This License includes the grant by LICENSOR to LICENSEE of the right to sublicense the Patent Rights to third parties, but only under such circumstances where sublicensees are granted a sublicense which is fully subject to all provisions of this Agreement. LICENSEE agrees that sublicensees shall execute a sublicense agreement which effectively binds them to the terms and provisions of this Agreement. LICENSEE also guarantees the royalties payable to LICENSOR by such sublicensees, which royalties will be identical to the royalties due LICENSOR by LICENSEE.

                                  ARTICLE 3.
                                  ----------

Duration
- --------

          This Agreement and the rights granted hereunder shall become effective as of its date and shall continue in force for as long as any application or patent of the Patents Rights is in effect and has not expired. Any payments that are due prior to the termination of this Agreement will be still owed to LICENSOR by LICENSEE and its sublicensees after such termination.

                                  ARTICLE 4.
                                  ----------

Payments to LICENSOR
- --------------------

          4.1 In consideration of the covenants of this Agreement by the LICENSOR to LICENSEE, LICENSEE agrees to pay a royalty of three percents of all income received by

LICENSEE on account of sale, rental or lease of Licensed Products, plus any other considerations received from sublicenses, and any lump sum and other payments received on account of said Patent Rights. However, LICENSEE may deduct from such income any credits issued by LICENSEE for Licensed Products returned by customers.

Payment of Royalty
- ------------------

          4.2 Within thirty days after the end of each semi-annual period ending on June 30th or December 31st, commencing with the semi-annual period during which this Agreement becomes effective, LICENSEE shall furnish to LICENSOR a statement certified by a responsible official of LICENSEE showing in a manner acceptable to LICENSOR:

               (i) All Licensed Products that were sold or leased during the semi-annual period.

               (ii) The total income obtained through the sale or lease of Licensed Products.

               (iii) The amount of royalty payable thereon (three percent); and

               (iv) Any credits taken from the total income pursuant to Section 4.1.

          If no Licensed Product has been sold or leased during the semi-annual period, then the statement shall state that fact.

          Within the same thirty day period as above, LICENSEE shall pay to LICENSOR in United States dollars the payments due under this agreement, subject to Section 4.03 below.

          4.3 To the extent possible, LICENSEE will remit to LICENSOR payments due from foreign sales in United States dollars, making use of the then prevailing exchange rate for the foreign currency in question. However, if this becomes impossible because of currency exchange restrictions or the like, or, at the election of LICENSOR, LICENSEE shall deposit said royalties in the bank of any foreign country as designated by LICENSOR.

          4.4 Overdue payments shall be subject to a late payment charge calculated at an annual rate of two percent over the prime rate or successive prime rates as posted at the Federal Reserve Bank in Chicago during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

          4.5 LICENSEE agrees that within ninety (90) days of the close of each fiscal year, LICENSOR may, at his expense, cause an independent, Certified Public Accountant ("Auditor") to review LICENSEE'S books and records with respect to the operations allocated to Licensed Products, and the computation of all payments made by LICENSEE to LICENSOR, and to report on and certify to LICENSEE and LICENSOR whether all said payments have been determined and paid in accordance with this Agreement. Should the Auditor report a discrepancy in determination and payment of the payments, LICENSEE agrees to pay to LICENSOR and/or LICENSOR agrees to refund to the other party such underpayment or overpayment within thirty (30) days after receipt by them of the Auditor's report.

                                  ARTICLE 5.
                                  ----------

Minimum Royalties
- -----------------

          5.1 If for the year 1996, or any subsequent year during which this Agreement is in force, LICENSEE fails to pay LICENSOR payments under Article 4.1 applicable to such year which are at least equal to the minimum total payment for such year indicated below, LICENSOR will have the right to convert this Agreement into a non-exclusive license and to seek other LICENSEES for the Patent Rights. This conversion to a non-exclusive license will be made by the serving of written notice on LICENSEE by LICENSOR. LICENSEE will have thirty
(30) days from the receipt of such written notice to make up the payment deficiency for any particular year in which the deficiency in payment for such year, this License Agreement will not be converted into a non-exclusive license. Upon conversion to a non-exclusive license, Articles 9 and 10 will be canceled. The right to sublicense will also be canceled but present sublicensees will retain their sublicenses.

          5.2 Such payments made to retain exclusivity and not made to comply with Article 4.1 shall not be credited as payments applying to any other year.

          5.3 The specific total minimum payment for each year will be as follows:


          Year                                  Minimum Total Payment
          ----                                  ---------------------
          1996                                       $30,000.00
          1997                                        40,000.00
          1998                                        50,000.00
          1999                                        60,000.00
          2000                                        80,000.00
          2001                                       100,000.00
          2002                                       130,000.00
          2003                                       160,000.00
          All subsequent years                       200,000.00


                                   Article 6.
                                   ----------
Patent Marking
- --------------

          LICENSEE will properly mark any U.S. and foreign patents of the Patent Rights which cover Licensed Products upon such Licensed Products.

                                   Article 7.
                                   ----------
Mutual Confidentiality
- ----------------------

          7.1 When either LICENSOR or LICENSEE transmits to the other information subject to a restriction on use or disclosure "Confidential Information", the disclosing party will mark written material as "Confidential" and identify in writing confidential oral information as subject to this Article.

          7.2 The receiving party shall utilize the same degree of care to prevent unauthorized use or disclosure of the disclosing party's "Confidential Information" as it employs with respect to its own business sensitive information of like nature. These efforts will include at a minimum maintaining security controls over reproduction and access to Confidential Information. The receiving party will obligate its employees and any other representatives to controls at least as strict as are required by this Agreement, and will return all records of Confidential Information upon request.

          7.3 Information shall not be considered Confidential Information if it:

          (a) is already known by the receiving party as evidenced by written records;

          (b) is rightfully received from a third party who has not derived the Confidential Information from the party of this Agreement seeking to retain confidentiality; or

          (c) is or becomes publicly known, or available to a third party without restriction, without the fault of the receiving party.

          7.4 Each party agrees not to use the other's confidential information for any purpose other than for the consultation regarding the Invention and Licensed Products. Any other use of such confidential information shall be made only upon prior written consent of the disclosing party or pursuant to a subsequent agreement between the parties.

                                   ARTICLE 8.
                                   ----------
Warranties
- ----------

          8.1 LICENSOR warrants that LICENSOR has the full right, power, and authority to enter into this Agreement and to grant all of the rights so granted herein, but without warranty of the validity of any of the Patent Rights.

          8.2 LICENSEE acknowledges and agrees that LICENSOR has given no warranty, guarantee, covenant or representation that the technology licensed under this Agreement is marketable, or has fitness for a particular purpose or other attributes, express or implied (in law or in fact), oral or written. In view of the fact that LICENSEE will exercise control over the engineering design, the manufacture, the sales, and the maintenance of "Licensed Products", LICENSEE hereby indemnifies LICENSOR against any product liability claims resulting from the activities of LICENSEE and its sublicensees with respect to the invention of the Patent Rights.

                                   ARTICLE 9.
                                   ----------
Patents
- -------
          9.1 LICENSEE shall have the right to file and prosecute, at its own expense, applications for any desired United States or foreign patent of the Patent Rights. However, LICENSEE agrees to allow LICENSOR the reasonable opportunity to review and comment upon all patent filings and the prosecution activities of LICENSOR prior to their taking place. LICENSOR agrees to fully cooperate in such filings by signing necessary documents and the like.

          9.2 LICENSEE shall be responsible for the payment of all maintenance fees and annuities of patents of the Patent Rights.

                                  ARTICLE 10.
                                  -----------
Patent Litigation
- -----------------

          10.1 In the event that devices or processes infringing any of the claims of the Patent Rights shall be sold or offered for sale by a third party who is not a sublicensee, LICENSEE may inform LICENSOR of the facts respecting such infringement. LICENSOR shall have sixty (60) days to institute litigation respecting such infringement at his own expense or to otherwise resolve the dispute. Any settlement respecting such infringement shall be approved by LICENSEE. In any litigation instituted by LICENSOR, LICENSEE shall have the right but not the obligation to join in such litigation by counsel of its own choice and at its own expense. In the event that LICENSOR has not so proceeded, LICENSEE shall have the right, but not the obligation, to sue such infringer or infringers at the expense of LICENSEE, and LICENSOR agrees that it will permit the use of its name as a party in whatever patent litigation LICENSEE wishes to institute, and will execute whatever documents are necessary in connection therewith. LICENSOR shall have the right, but not the obligation to join in any such litigation instituted by LICENSEE through counsel of its own choice.

          10.2 Either party shall be entitled to a prorated share of any damages collected from the infringer or infringers based on the proportion of the costs of the litigation born by such party, except that LICENSEE shall pay LICENSOR three percent of LICENSEE'S share of the recovery, to account for the royalty obligation of LICENSOR. All litigation shall be settled only on terms approved by both LICENSOR and LICENSEE.

                                  ARTICLE 11.
                                  -----------

Termination, Default, and Succession
- ------------------------------------

          11.1 LICENSEE may cancel this Agreement at any time on thirty (30) days notice, subject to paying all royalties due and owing up through the termination of this Agreement.

          11.2 Notwithstanding the agreed term of this Agreement, should LICENSEE default in any payment due under this Agreement, and should LICENSEE not remedy the same within thirty (30) working days after its receipt of written notice thereof as to such default, then LICENSOR may elect to terminate this Agreement and to pursue any and all remedies available to him, including the remedies of specific performance and injunctive relief.

          11.3 In the event of a good faith dispute as to the interpretation of the Agreement which is believed by LICENSOR to be a default and is believed by the LICENSEE to not be a default, the parties agree that such dispute, if it cannot be resolved, shall, prior to termination of this Agreement, be submitted to binding arbitration pursuant to the Illinois Uniform Arbitration Act in Chicago, Illinois, and under the rules and procedures of the American Arbitration Association. During the pendency of such arbitration, or appeal thereof to the courts, the Agreement will not be terminated. The arbitrators shall give a written finding of their decision which shall be final and binding upon the parties if reasonable on its face, and shall be enforceable between them in any subsequent legal action or proceedings. The parties agree to submit to the Jurisdiction of the courts (State and Federal) sitting in Chicago, Illinois.

          11.4 In the event that either party enters into bankruptcy the other party may terminate this Agreement forthwith.

          11.5  In the event that LICENSEE:

          (a) ceases to do business for any reason, or is subject to liquidation or dissolution by operation of law, court order, or otherwise;

          (b) shall make an assignment of its assets for the benefit of creditors;

          (c) shall admit its insolvency or ask for an arrangement with creditors;

          (d) suffers a receiver, trustee, or committee to take charge of any of its property or assets under any charge or lien upon such property or assets or for the benefit of creditors; or

          (e) any person acting under the order or authority of any governmental authority or court shall take control of the assets, management or operation of the business of LICENSEE; than this Agreement shall at the election of LICENSOR be terminated immediately upon the happening of such event.

          11.6 This Agreement shall be binding upon and inure to the heirs, successors and assigns of the parties.

          11.7 Termination of this Agreement for any reason including expiration of the term, shall not terminate any rights or obligations to the parties which are agreed herein to survive such termination i.e., payment obligations.

          11.8 The waiver by either party of any right hereunder or which arises by reason of any failure or breach by the other party shall not be deemed as a waiver of any other breach or failure by said other party, whether of a similar nature or otherwise.

                                  ARTICLE 12.
                                  -----------

Grant of Security Interest
- --------------------------

          LICENSEE, in consideration of the license granted to LICENSEE by LICENSOR under this Agreement, grants to LICENSOR a security interest in all of LICENSEE'S right, title and interest in and to the Patent Rights, to secure performance of all obligations of LICENSEE as set out in this Agreement. LICENSEE further agrees to execute such financing statements as LICENSOR may reasonably request. Default in the performance of any obligations, or any default under this Agreement, is a default under the security agreement contained in this clause. Upon default, not timely cured, LICENSOR may declare all obligations immediately due and payable and has the remedies of a secured creditor available under applicable Federal or State Law.

                                 ARTICLE 13.
                                 -----------
Force Majeure Provisions
- ------------------------

          The parties hereto shall not be liable for failure of performance hereunder if occasioned by war, whether declared or undeclared, fire, flood, storm, interruption of transportation, embargo, accident, explosion, inability to procure or shortage of supply of materials, equipment, or production facilities, prohibition of import or export of the goods, governmental orders, regulations, restrictions, priorities or rationing, currency or trade restriction, or by strike, lockout, or other labor troubles interfering with the production or transportation of goods or with the supply of raw materials entering into their production or any other cause beyond the control of the parties. Any suspension of performances by reason of this article shall be limited to the period during which such cause or failure exists, but such suspension shall not affect the running of the term hereof.

                                  ARTICLE 14.
                                  -----------
Notice
- ------
          Every notice, demand, request and other communication given by a party under this Agreement shall be in writing and shall be delivered personally to the addressee thereof at its principal place of business, or sent certified or express mail, return receipt requested, to the address thereof as indicated on page 1 of this Agreement, or to such other address or to such person as a party shall have last designated by written notice to the other. Notice shall not be defective for failure to send copies. Any notice, request or demand or other communication sent via certified or express mail shall be deemed to have been received by the addressee thereof five (5) days after the date of mailing thereof (excluding Saturday, Sunday, and legal holidays at the place of the addressee).

                                 ARTICLE 15.
                                 -----------
No Assignment
- -------------

          LICENSEE may not assign this Agreement to a third party. However, a change in ownership of the capital shares of LICENSEE which controls the election of a majority of directors of LICENSEE shall not be deemed an assignment of rights under this Agreement by LICENSEE, and is permitted.

                                  ARTICLE 16.
                                  -----------
Choice of Law and Arbitration
- -----------------------------
          This Agreement shall be governed by the laws of the State of Illinois.

                                  ARTICLE 17.
                                  -----------
Merger Clause
- -------------
          This Agreement constitutes the mutual understanding between LICENSOR and LICENSEE. All prior understandings arising from negotiations are merged into this Agreement.

          IN WITNESS WHEREOF, the parties have caused this agreement to be executed on this date.

Date:  February 12, 1993                  /s/ Zbylut J. Twardowski
       --------------------               ------------------------
                                          Zbylut J. Twardowski


                                          Aksys Ltd.

Date: April 1, 1993                       By /s/ Rodney S. Kenley
      ---------------------               ------------------------
                                          Title:President
                                          ------------------------